Exhibit 32.1

CERTIFICATIONS OF PERIODIC REPORT

I, John R. Serino, President and Chief Executive Officer of Encision Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

•                  the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2005

/s/ John R. Serino

John R. Serino
Principal Executive Officer

I, Marcia McHaffie, Controller and Principal Accounting Officer of Encision Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

•                  the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2005

/s/ Marcia McHaffie

Marcia McHaffie
Controller, Principal Accounting Officer and Principal Financial Officer